CONTACT:	STEPHEN THERIOT	EXHIBIT 99.1
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – November 3, 2014

Vornado Announces Third Quarter 2014 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended September 30, 2014 today and reported:

NET INCOME attributable to common shareholders for the quarter ended September 30, 2014 was $131.2 million, or $0.69 per diluted share, compared to $83.0 million, or $0.44 per diluted share for the quarter ended September 30, 2013.  Net income for the quarters ended September 30, 2014 and 2013 include $57.8 million and $16.1 million, respectively, of net gains on sale of real estate and $2.5 million of real estate impairment losses in the quarter ended September 30, 2013.  In addition, the quarters ended September 30, 2014 and 2013 include certain other items that affect comparability, which are listed in the table below.   Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended September 30, 2014 and 2013 was $107.9 million and $103.6 million, or $0.57 and $0.55 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended September 30, 2014 was $217.4 million, or $1.15 per diluted share, compared to $210.6 million, or $1.12 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended September 30, 2014 and 2013 was $248.2 million and $231.9 million, or $1.31 and $1.23 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,
	2014	2013
FFO (1)	$217,362	$210,627
Per Share	$1.15	$1.12

Items that affect comparability income (expense):
Toys "R" Us Negative FFO	$(18,035)	$(22,343)
Impairment loss and loan loss reserve on investment in Suffolk Downs	(10,263)	-
Acquisition and transaction related costs	(7,105)	(2,818)
Net gain on sale of residential condominiums	2,665	134
FFO from discontinued operations	335	7,169
Losses from the disposition of investment in J.C. Penney	-	(38,126)
Net gain on sale of marketable securities	-	31,741
Other, net	(324)	1,377
	(32,727)	(22,866)
Noncontrolling interests' share of above adjustments	1,903	1,596
Items that affect comparability, net	$(30,824)	$(21,270)

FFO as adjusted for comparability	$248,186	$231,897
Per Share	$1.31	$1.23
_______________________________________________________________________

(1) See page 4 for a reconciliation of our net income to FFO for the three months ended September 30, 2014 and 2013.

Nine Months 2014 Results

NET INCOME attributable to common shareholders for the nine months ended September 30, 2014 was $270.2 million, or $1.43 per diluted share, compared to $460.9 million, or $2.46 per diluted share for the nine months ended September 30, 2013.  Net income for the nine months ended September 30, 2014 and 2013 include $57.8 million and $284.5 million, respectively, of net gains on sale of real estate, and $20.8 million and $10.8 million, respectively, of real estate impairment losses.  In addition, the nine months ended September 30, 2014 and 2013 include certain items that affect comparability, which are listed in the table below.  Adjusting net income attributable to common shareholders for real estate impairment losses, net gains on sale of real estate, and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the nine months ended September 30, 2014 and 2013 was $315.6 million and $282.5 million, or $1.67 and $1.51 per diluted share, respectively.

FFO for the nine months ended September 30, 2014 was $684.2 million, or $3.63 per diluted share, compared to $647.8 million, or $3.45 per diluted share for the prior year’s nine months.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the nine months ended September 30, 2014 and 2013 was $750.4 million and $683.3 million, or $3.98 and $3.64 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Nine Months Ended September 30,
	2014	2013
FFO (1)	$684,247	$647,767
Per Share	$3.63	$3.45

Items that affect comparability income (expense):
Toys "R" Us Negative FFO (including impairment losses of $75,196 and $78,542,
respectively)	$(60,630)	$(30,747)
Net gain on sale of residential condominiums and a land parcel in 2014	13,205	1,139
Acquisition and transaction related costs	(12,972)	(6,769)
Impairment loss and loan loss reserve on investment in Suffolk Downs	(10,263)	-
FFO from discontinued operations, including LNR in 2013	6,316	42,179
Defeasance cost in connection with the refinancing of 909 Third Avenue	(5,589)	-
Losses from the disposition of investment in J.C. Penney	-	(127,888)
Stop & Shop litigation settlement income	-	59,599
Net gain on sale of marketable securities	-	31,741
The Mart reduction-in-force and severance costs	-	(4,154)
Preferred unit and share redemptions	-	(1,130)
Other, net	(324)	(1,742)
	(70,257)	(37,772)
Noncontrolling interests' share of above adjustments	4,096	2,198
Items that affect comparability, net	$(66,161)	$(35,574)

FFO as adjusted for comparability	$750,408	$683,341
Per Share	$3.98	$3.64

(1) See page 4 for a reconciliation of our net income to FFO for the nine months ended September 30, 2014 and 2013.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2013.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2014 AND 2013

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(Amounts in thousands, except per share amounts)	2014	2013	2014	2013

Revenues	$670,909	$668,989	$1,997,702	$2,058,525

Income from continuing operations	$111,066	$107,973	$371,240	$303,510
Income from discontinued operations	58,131	24,278	61,800	299,989
Net income	169,197	132,251	433,040	603,499
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(9,685)	(23,833)	(85,239)	(50,049)
Operating Partnership	(7,975)	(5,032)	(16,514)	(27,814)
Preferred unit distributions of the Operating Partnership	(13)	(12)	(38)	(1,146)
Net income attributable to Vornado	151,524	103,374	331,249	524,490
Preferred share dividends	(20,365)	(20,369)	(61,099)	(62,439)
Preferred unit and share redemptions	-	-	-	(1,130)
Net income attributable to common shareholders	$131,159	$83,005	$270,150	$460,921

Income per common share - Basic:
Income from continuing operations, net	$0.41	$0.33	$1.13	$0.97
Income from discontinued operations, net	0.29	0.11	0.31	1.50
Net income per common share	$0.70	$0.44	$1.44	$2.47
Weighted average shares outstanding	187,671	186,969	187,503	186,885

Income per common share - Diluted:
Income from continuing operations, net	$0.40	$0.33	$1.12	$0.96
Income from discontinued operations, net	0.29	0.11	0.31	1.50
Net income per common share	$0.69	$0.44	$1.43	$2.46
Weighted average shares outstanding	188,812	187,724	188,592	187,679

FFO attributable to common shareholders plus assumed conversions	$217,362	$210,627	$684,247	$647,767
Per diluted share	$1.15	$1.12	$3.63	$3.45

FFO as adjusted for comparability	$248,186	$231,897	$750,408	$683,341
Per diluted share	$1.31	$1.23	$3.98	$3.64

Weighted average shares used in determining FFO per diluted share	188,812	187,771	188,592	187,679

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Reconciliation of our net income to FFO:	2014	2013	2014	2013
Net income attributable to Vornado	$151,524	$103,374	$331,249	$524,490
Depreciation and amortization of real property	123,578	117,901	387,549	377,142
Net gains on sale of real estate	(57,796)	(16,087)	(57,796)	(284,081)
Real estate impairment losses	-	720	20,842	4,727
Proportionate share of adjustments to equity in net income of
Toys, to arrive at FFO:
Depreciation and amortization of real property	1,350	16,430	21,579	53,235
Net gains on sale of real estate	(760)	-	(760)	-
Real estate impairment losses	-	1,826	-	6,096
Income tax effect of above adjustments	(207)	(6,390)	(7,287)	(20,766)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	25,254	20,931	71,837	62,247
Net gains on sale of real estate	-	-	-	(465)
Noncontrolling interests' share of above adjustments	(5,240)	(7,736)	(21,916)	(11,343)
FFO	237,703	230,969	745,297	711,282
Preferred share dividends	(20,365)	(20,369)	(61,099)	(62,439)
Preferred unit and share redemptions	-	-	-	(1,130)
FFO attributable to common shareholders	217,338	210,600	684,198	647,713
Convertible preferred share dividends	24	27	49	54
FFO attributable to common shareholders plus assumed conversions	$217,362	$210,627	$684,247	$647,767

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability is provided on page 1 and page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday November 4, 2014 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 38322664.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on November 4, 2014 through December 4, 2014.  To access the replay, please dial 888-843-7419 and enter the passcode 38322664#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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